EXHIBIT 10.23

AGREEMENT AND RELEASE

This Agreement and Release (the “Agreement”) is entered into, as of November 14, 2007 (the “Effective Date”), by and among Nexsan Corporation, a Delaware corporation (the “Company”), 6360319 Canada Inc. (“Nexsan Sub”) and 6360246 Canada Inc. (“6360246 Canada”), each of Nexsan Sub and 6360246 Canada a company incorporated federally under the Canada Business Corporations Act and a direct or indirect wholly-owned subsidiary of the Company, Nexsan Technologies Canada Inc. (formerly known as AESign Evertrust Inc. (“Evertrust”)), Thomas F. Gosnell (“Gosnell”), Robert G. Delamore (“Delamore”), and Esther Hotter, Rosamaria Koppes and Puneet Mehta (collectively, the “Other Evertrust Sellers;” and Gosnell, Delamore and the Other Evertrust Sellers, collectively, the “Evertrust Sellers” and each, individually, an “Evertrust Seller”). Capitalized terms used and not otherwise defined in this Agreement shall have the meaning set forth in the Purchase Agreement (as defined below).

WHEREAS, pursuant to the terms of that certain Purchase Agreement, dated March 14, 2005 (the “Purchase Agreement”), by and among the Company, Nexsan Sub, Evertrust and the Evertrust Sellers, Nexsan Sub purchased from the Evertrust Sellers all of the shares of capital stock of Evertrust;

WHEREAS, under the Purchase Agreement, if certain financial performance targets (the “Performance Targets”) were met by the Company before March 14, 2006, the Evertrust Sellers would have been entitled to receive their pro rata portion of the Year One Installment pursuant to the terms of the Purchase Agreement;

WHEREAS, the Evertrust Sellers have requested payment of the Year One Installment notwithstanding that the Company has not achieved the Performance Targets; and

WHEREAS, in order to avoid any dispute among the parties regarding the Performance Targets, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company agrees to issue to Delamore and the Other Evertrust Sellers 753,442 shares of Common Stock of the Company (“Common Stock”) in the aggregate and Nexsan Sub agrees to issue to Gosnell 1,282,888 Buyer Exchangeable Shares (as such term is defined in the Purchase Agreement and referred to herein as “Exchangeable Shares”), in full satisfaction of any and all obligations of the Company or Nexsan Sub in respect of the Year One Installment or, except as otherwise specifically provided in Section 3 below, otherwise under the Purchase Agreement, such issuance of shares to be on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Payment of the Year One Installment.

(a)           Upon the execution and delivery of this Agreement by the Evertrust Sellers, the Company will issue the number of shares of Common Stock set forth on Schedule A attached hereto to Delamore and the Other Evertrust Sellers as identified therein and shall cause Nexsan Sub to issue 1,282,888 Exchangeable Shares to Gosnell (such shares of Common Stock and Exchangeable Shares issued hereunder collectively referred to as the “Shares”). Delamore and the Other Evertrust Sellers hereby acknowledge and confirm receipt of the shares of Common Stock identified on Schedule A and Gosnell hereby acknowledges and confirms receipt of 1,282,888 Exchangeable Shares.

(b)           The Evertrust Sellers each hereby acknowledge and agree that (i) the issuance of the Shares shall constitute the payment and satisfaction in full of all obligations and liabilities of the Company, Nexsan Sub and Evertrust in respect of the Year One Installment under the Purchase Agreement and (ii) that there are no other amounts due to the Evertrust Sellers under the Purchase Agreement, other than (x) such amounts that may be due to Gosnell from and after the date hereof under the Gosnell Employment Agreement (as defined below), (y) such amounts that may be due to Delamore from and after the date hereof under the Delamore Employment Agreement (as defined below) and (z) such amounts as may be due to the Evertrust Sellers under the Purchase Agreement in the event of a “Follow-on Sale” (as such term is defined in the Purchase Agreement).

2.             Repurchase Rights.

(a)           Delamore Repurchase Right. Delamore acknowledges and agrees that his representations, warranties, covenants and agreements under this Agreement, including but not limited to this Section 2, Section 3 and Section 9, are essential inducements to the Company’s willingness to issue the applicable portion of the Shares to Delamore pursuant to this Agreement. Notwithstanding anything to the contrary contained in this Agreement or the Purchase Agreement, the Company shall have the right to repurchase all or any portion of the Common Shares issued to Delamore hereunder, at a price equal to $.10 per share, at any time prior to a Termination Event (as defined below) upon or after the occurrence of any of the following: (i) Delamore terminates his employment with the Company for any reason other than (A) his death or disability, or (B) “constructive dismissal” as such concept is utilized in Canadian employment law; (ii) Evertrust terminates his employment for “cause” (as defined in Section 4(c)(1) of the Delamore Employment Agreement); or (iii) Delamore breaches any of his representations, warranties, covenants or agreements in this Agreement, which breach is incapable of cure or, to the extent it may be cured, remains uncured for more than 10 days after notice thereof from Evertrust.

(b)           Gosnell Repurchase Right. Gosnell acknowledges and agrees that his representations, warranties, covenants and agreements under this Agreement, including but not limited to this Section 2, Section 3 and Section 9, are essential inducements to the Company’s willingness to cause Nexsan Sub to issue the Exchangeable Shares to Gosnell pursuant to this Agreement. Notwithstanding anything to the contrary contained in this Agreement or the Purchase Agreement, Nexsan Sub or any of its affiliates shall have the right to repurchase all or any portion of the Exchangeable Shares (and any shares of Common Stock issued upon exchange of the Exchangeable Shares) issued to Gosnell hereunder, at a price equal to $.10 per share, at any time prior to a Termination Event upon or after the occurrence of any of the following: (i) Gosnell terminates his employment with the Company for any reason other than (A) his death or disability, or (B) “constructive dismissal” as such concept is utilized in Canadian employment law; (ii) Evertrust terminates his employment for “good cause” (as defined in Section 4(c)(1) of the Gosnell Employment Agreement); or (iii) Gosnell breaches any of his representations, warranties, covenants or agreements in this Agreement, which breach is incapable of cure or, to the extent it may be cured, remains uncured for more than 10 days after notice thereof from Evertrust.

(c)           Exercise of Repurchase Right. If the Company or Nexsan Sub (or any of its affiliates) desires to exercise its repurchase rights hereunder, the Company (which, for purposes of this Section 2(c) includes Nexsan Sub or such affiliate) shall notify in writing Gosnell or Delamore, as the case may be, of the Company’s intent to repurchase the applicable Shares, which notice shall specify the number of Shares the Company intends to repurchase and the date on which the Company will repurchase such Shares (the “Repurchase Date”). On the Repurchase Date, the Company shall pay in cash the aggregate purchase price (as set forth in clause (a) or (b) above) for the Shares the Company is repurchasing and Gosnell or Delamore, as the case may be, shall deliver to the Company the original stock certificates evidencing such Shares. If less than all of the Shares are being repurchased, the Company or Nexsan Sub, as the case may be, will issue a new certificate for the number of Shares for which the Company did not exercise its repurchase rights hereunder.

(d)           Restrictive Legend. In addition to any other legends that may be required by law or contract among the parties, Delamore and Gosnell each agree that the certificates representing the Shares issued to them pursuant to this Agreement shall bear a legend to the effect that such Shares are subject to the terms and conditions of this Agreement, including but not limited to the repurchase right set forth herein.

(e)           Termination of Repurchase Right, Other Claims, and No Libel or Slander Provision. The repurchase rights of the Company and Nexsan Sub granted under subsections (a) and (b) above and the “No Libel or Slander; Non-Disparagement” provision of subsection 9(a) herein, shall terminate upon the occurrence of the earliest of any of the following events (each, a “Termination Event”): (i) the date of January 31, 2009, (ii) any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Company in another jurisdiction, (iii) immediately prior to the consummation of any transaction or series of related transactions, including, without limitation, any merger or consolidation of the Company with or into another corporation or person or entity (other than with or into a wholly-owned subsidiary), or the sale of capital stock of the Company by the Company or the holders thereof, in any case under circumstances in which the holders of the outstanding capital stock of the Company immediately prior to such transaction or series of related transactions shall own less than a majority in voting power of the outstanding capital stock of the Company or the surviving or resulting corporation or other entity, as the case may be, immediately following such transaction, (iv) immediately prior to the consummation of the sale or transfer of all or substantially all of the assets of the Company, (v) upon the consummation of a Qualified Public Offering (as such term is defined in the Amended and Restated Stockholders’ Agreement, dated March 29, 2007, among the Company and the stockholders named therein (the “Stockholders Agreement”)), (vi) as to Delamore, upon any breach by the Company or Evertrust of the Delamore Employment Agreement that is incapable of cure or, to the extent it may be cured, remains uncured for more than 10 days after notice thereof from Delamore, (vii) as to Gosnell, upon any breach by the Company or Evertrust of the Gosnell Employment Agreement that is incapable of cure or, to the extent it may be cured, remains uncured for more than 10 days after notice thereof from Gosnell, (viii) upon any breach by the Company, Nexsan Sub or Evertrust of subsection (b) of Section 9 entitled “No Libel or Slander; Non-Disparagement” or Section 10 entitled “Corporate Governance.”

3.             Release. For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Evertrust Sellers each hereby fully and forever release and discharge the Company, its affiliates and its subsidiaries and their past and present officers, directors and employees, agents, affiliates, subsidiaries, successors and assigns, and each of them (“Released Parties”) from, and agree to not sue concerning, any liability, debt, claim, duty, obligation, damage, or cause of action, whether at law, in equity or otherwise, whether presently known or unknown, suspected or unsuspected, which the Evertrust Sellers or any of their respective successors or assigns ever had, now has or might hereafter have against one or more of the Released Parties based upon, or arising out of, or concerning (i) except for the Follow-on Sale provisions of the Purchase Agreement, any matter whatsoever arising out of or relating to the Purchase Agreement, including but not limited to, the payment of the Year One Installment under the Purchase Agreement; provided, however, nothing in this Release shall constitute a release (A) by Gosnell of any rights of Gosnell under the Employment Agreement, dated March 24, 2005, among Gosnell, Evertrust and the Company (the “Gosnell Employment Agreement”) or under statute law or common law employment provisions and theories, (B) by Delamore of any rights of Delamore under (1) the Employment Agreement, dated March 24, 2005, among Delamore, Evertrust and the Company (the “Delamore Employment Agreement”) or under statute law or common law employment provisions and theories, and (2) the Stock Option Ageement, dated March 24, 2005, between Delamore and the Company, or (C) by any of the Evertrust Sellers of any rights they have under this Agreement.

4.             Representations and Warranties of Evertrust Sellers. Each Evertrust Seller hereby represents and warrants to the Company as follows:

(a)           Acquire for Investment. The Evertrust Seller is receiving the Shares for such person’s own account, and not for the benefit others, for investment, and not with a view to, or for sale or other disposition in connection with, any distribution thereof, nor with any present intention of selling or otherwise disposing of the same.

(b)           Lack of Registration. The Evertrust Seller understands that the Shares (including the shares of Common Stock issued upon exchange of the Exchangeable Shares) are not registered under the Securities Act of 1933, as amended (the “Securities Act”) or under the securities laws of any state or foreign jurisdiction and that the issuance contemplated by this Agreement will be exempt from the registration requirements of the Securities Act and state securities laws on the grounds that no distribution or public offering of the Shares is to be effected in the United States, and that the Company’s reliance on such exemption is predicated, in part, on the Evertrust Seller’s representations and warranties set forth herein.

(c)           Liquidity. The Evertrust Seller understands that no public market now exists for any of the securities issued by the Company, that a public market may never exist for the Shares and that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12, or file reports pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, or if a registration statement covering the securities (or filing pursuant to the exemption from registration under Regulation A of the Securities Act) under the Securities Act is not in effect when the Evertrust Seller desires to sell the Shares, the Evertrust Seller may be required to hold such securities for an indefinite period of time.

5.             Not a U.S. Person. Gosnell represents that he is not a U.S. Person. A U.S. Person means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and (viii) any partnership or corporation if: (A) organized or incorporated under the laws of any non-U.S. jurisdiction; and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized and owned by Accredited Investors (as that term is defined in Rule 501 (a) under the Securities Act) who are not natural persons, estates or trusts. Gosnell has executed this Agreement and all other agreements contemplated hereunder outside of the United States.

6.             Advice of Legal Counsel and Tax Advisors. The Evertrust Sellers each hereby acknowledge, represent and warrant that (i) he or she has had a reasonable period of time to review and consider the terms of this Agreement and that he or she has had an opportunity to seek and receive legal advice and advice of his or her tax and other advisors concerning the terms and conditions of this Agreement; (ii) he or she has solely relied upon the advice of his or her own tax and legal counsel with respect to the tax and other legal aspects of this Agreement and (ii) he or she is voluntarily and knowingly entering into this Agreement without any threats, coercion or duress, whether economic or otherwise, and that he or she intends to be bound by the terms of this Agreement.

7.             No Prior Assignment of Claims. Evertrust Sellers each warrant and represent to the Company that he or she has neither made or caused to be made any assignment, purported assignment, transfer, or purported transfer of any of its rights, claims, demands or causes of action covered by the Purchase Agreement, including without limitation, the payment of the Year One Installment, and that he or she is the sole and absolute legal and equitable owner of all such rights, claims, demands, and causes of action. To the extent that any assignment or transfer was made by such Evertrust Seller, such Evertrust Seller shall indemnify, defend and hold harmless the Company and its affiliates from and against any claims based upon or arising in connection with any such prior assignment or transfer, or purported assignment or transfer, of any claims or other matters released herein.

8.             New Securities. The Evertrust Sellers hereby agree that the shares of Common Stock issued to Delamore and the Other Evertrust Sellers and the shares of Common Stock issued to Gosnell upon exchange of the Exchangeable Shares shall not constitute New Securities for purposes of the preemptive rights under Section 3.6 of the Amended and Restated Stockholders’ Agreement, dated March 29, 2007, as the same may be amended from time to time.

9.             No Libel or Slander; Non-Disparagement. (a) The Evertrust Sellers hereby agree that they each will not now, or in the future, make any statement or remark concerning the Company or any of its subsidiaries or any of their officers, directors, employees, representatives or agents, whether made in writing, orally, or in any other manner, which statement or remark in whole or in part is slanderous or libelous. The Evertrust Sellers further agree that they will not (i) in any way or to any extent disparage the reputation, goodwill, or commercial interest of the Company or any of its affiliates or their respective officers, directors, products, services or methods of operation or (ii) without first obtaining written approval (which may take the form of approval by email) from the Company (A) make any public statement in the nature of a press release or media interview with respect to any aspect of the business operations, management, future plans or financial condition of the Company or any of its affiliates, or (B) make any statement, written or oral, to any current or prospective customer, vendor, lender, investor or underwriter with respect to past or projected future financial performance of the Company or any of its operating units or affiliates, provided that the foregoing shall in no way limit or restrict any of the Evertrust Sellers (i) from communicating with senior management or any member of the Board of Directors of the Company, Nexsan Sub, Evertrust or any of their respective affiliates or any committee thereof or, with respect to Gosnell, from discharging his duties as a director and officer of Nexsan Sub, Evertrust or any of their respective affiliates, or (ii) from providing any information relating to the Company or its affiliates in response to a valid order by a court or other governmental body or as otherwise required by law.

(b)           The Company, Nexsan Sub and Evertrust hereby agree that neither they nor any of their subsidiaries will now, or in the future, make or permit to be made any statement or remark concerning the Evertrust Sellers, whether made in writing, orally, or in any other manner, which statement or remark in whole or in part is slanderous or libelous. The Company further agrees that it will not (i) in any way or to any extent disparage the reputation, goodwill, or commercial interest of the Evertrust Sellers or (ii) without first obtaining written approval (which may take the form of approval by email) from the applicable Evertrust Seller (A) make any public statement in the nature of a press release or media interview with respect to any of the Evertrust Sellers, or (B) make any statement, written or oral, with respect to past, present, or projected future financial condition of any of the Evertrust Sellers, provided that the foregoing shall in no way limit or restrict any of the Company (i) from communicating with any of the Evertrust Sellers, or (ii) from providing any information relating to any of the Evertrust Sellers in response to a valid order by a court or other governmental body or as otherwise required by law.

(c)           In the event that any party hereto (the “Claiming Party”) alleges that another party hereto has made a libelous, slanderous, or disparaging communication or any other communication in violation of subsection (a) or (b) of Section 9, then the Claiming Party shall so notify the other party or parties in accordance with Section 20. If the other party or parties dispute the claim, then either the Claiming Party or any other party shall refer the matter to an arbitrator or arbitrators appointed under the arbitration provisions of the Purchase Agreement, and such arbitrator(s) shall alone be empowered to make a determination as to whether a particular communication was libelous, slanderous, or disparaging or otherwise in violation of subsection 9(a) or 9(b).

10.           Corporate Governance.

The Company, Nexsan Sub, 6360246 Canada and Evertrust agree that:

(A)          On or before September 30, 2007, an audit committee of Evertrust shall be established, the composition of which shall be in accordance with applicable law;

(B)           Following the meeting of the Board of Directors of the Company to be held on September 5, 2007, or as soon thereafter as the independent accountants for the Company, Nexsan Sub, 6360246 Canada and Evertrust shall have delivered their analysis and report (currently in progress) concerning Evertrust’s financial statements, a meeting of both the audit committee and the full board of directors of Evertrust shall be convened to review, discuss, and approve matters customarily appropriate for an audit committee and Board of Directors, which shall at a minimum include a review of the financial statements of Evertrust for the applicable period then ended and any prior periods as the board of directors or audit committee deems appropriate; such meetings may be held at such time or place inside or outside Canada, by telephone conference call or in person, as the Chairman of the Company shall determine and may be held in conjunction with or immediately before or immediately after meetings of the audit committee and Board of Directors of the Company;

(C)           As promptly as practicable after each of the aforementioned audit or board meetings, written minutes of such committee or board meetings shall be compiled by the secretary of the meeting and circulated for review and approval of the applicable committee or board members, and upon approval the same, shall be signed by such of the committee or board members as may be required by applicable law and entered into the minute books of Evertrust;

(D)          For so long as Gosnell remains as either a director or officer of Evertrust, he shall be entitled to a copy of minutes of the aforementioned meetings of the audit committee and the Board of Directors;

(E)           Corporate action by Nexsan Sub and 6360246 Canada shall be taken in, the manner required by applicable law and, to the extent such action requires the approval of the directors of either such company, such action shall be taken either by written consent of the directors or by resolutions duly adopted at meeting of the board, as determined by the directors of such companies or as otherwise provided in the bylaws of such companies. For so long as Gosnell remains as either a director or officer of Nexsan Sub or 6360246 Canada, he shall be entitled to a copy of the minutes and/or resolutions of such companies.

11.           No Admission of Wrongdoing. The parties hereto acknowledge and agree that this Agreement in no way constitutes an admission by any party hereto of any liability to the other party or any wrongdoing on the part of any party hereto with respect to the matters addressed herein.

12.           Acknowledgement. The Shares (including the shares of Common Stock of the Company issued upon exchange of the Exchangeable Shares) issued to the Evertrust Sellers shall be subject to the terms and conditions, as applicable thereunder, of (i) the Stockholders Agreement (ii) the Third Amended and Restated Registration Rights Agreement, dated March 29, 2007, among the Company and the stockholders named therein (“Registration Rights Agreement”), and (iii) the Exchange Agreement dated March 24, 2005, as each may hereafter be amended in accordance with the terms thereof, and any other agreements or documents governing the terms of the Exchangeable Shares, including without limitation the Exchangeable Shares Provisions (as defined in the Exchange Agreement), each as the same may be amended from time to time.

13.           Certain Corporate Action by the Company. Gosnell has requested certain amendments to the language of the Fifth Amended and Restated Certificate of Incorporation of the Company (the “Restated Charter”), the Stockholders Agreement and the Registration Rights Agreement. The Company will submit to the Board of Directors, for approval at the meeting scheduled to be held on September 5, 2007, a form of amendment to each of the Restated Charter, the Stockholders Agreement and the Registration Rights Agreement covering the matters set forth on Schedule B hereto and, upon approval thereof by the Board of Directors of the Company, will submit such amendments and this Agreement to the stockholders of the Company for their review and approval by written consent, as required by law and the terms of any relevant agreement (the “Stockholder Consent”). Gosnell agrees to execute and deliver the Stockholder Consent in his capacity as a Prior Stockholder (as such term is defined in the Stockholders Agreement). Subject to, and as promptly as practicable after receipt of, all necessary stockholder approvals, the Company will file the amendment to the Restated Charter with the Secretary of State of the State of Delaware.

14.           Entire Agreement; No Modification. This Agreement constitutes the entire agreement between and among the parties hereto with respect to the subject matter hereof. This Agreement shall not be modified except by written agreement duly executed by or on behalf of each of the parties hereto.

15.           Authority. The parties hereto each hereby represent and warrant to the other party that (i) it has the power and authority to enter into this Agreement with out the necessity of any act or consent of any other party whosoever; and (ii) the Agreement will, when executed and delivered, constitute the valid and legally binding obligations of such party, enforceable in accordance with its respective terms. The Company, Nexsan Sub, and Evertrust represent and warrant that the execution, delivery and performance of this Agreement and the issuance of the Shares hereunder have been authorized by all necessary corporate action and constitute the legal, valid and binding obligations of the Company, Nexsan Sub, and Evertrust, as the case may be, enforceable against each of them in accordance with its terms.

16.           Binding on Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefits of the parties hereto and their respective legal representatives, executors, administrators, successors and permitted assigns. This Agreement shall not be assigned by any of the Evertrust Sellers without the prior written consent of the Company.

17.           Further Assurances. The Evertrust Sellers each covenant that at any time, and from time to time, he or she will execute such additional instruments and take such actions as may be reasonably requested by the Company to confirm or perfect or otherwise carry out the intent and purposes of this Agreement.

18.           Counterparts. This Agreement may be executed counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

19.           Applicable Law. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law; provided, however, that any references in Section 10 to “applicable law” shall be deemed to refer to the laws of the jurisdiction of organization of the Company, Nexsan Canada, Evertrust, as the case may be.

20.           Notice. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally, telecopied (provided receipt is confirmed by other than automatic means), mailed by registered or certified mail (return receipt requested), or sent by a nationally-recognized overnight courier (such as Federal Express or United Parcel Service) to the parties at the addresses (or at such other address for a party hereto as shall be specified by like notice) set forth in Schedule C attached hereto.

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IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have signed or executed this Agreement and Release.

NEXSAN CORPORATION

By:	/s/ Philip Black
Name:	Philip Black
Title: President

6360319 CANADA INC.

By:	/s/ Philip Black
Name:	Philip Black
Title:

6360246 CANADA INC.

By:	/s/ Philip Black
Name:	Philip Black
Title:

NEXSAN TECHNOLOGIES CANADA INC.

By:	/s/ Philip Black
Name:	Philip Black
Title:

/s/ Thomas F. Gosnell
Thomas F. Gosnell

/s/ Robert G. Delamore
Robert G. Delamore

/s/ Esther Hotter
Esther Hotter

/s/ Rosamaria Koppes
Rosamaria Koppes

/s/ Puneet Mehta
Puneet Mehta